Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

AgileThought, Inc.:

We consent to the use of our report dated May 5, 2021, with respect to the consolidated financial statements of AgileThought, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas

July 29, 2021